UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 10, 2017

VolitionRx Limited

 (Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1 Scotts Road #24-05 Shaw Centre Singapore 228208
(Address of principal executive offices and Zip Code)
Telephone: +1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 10, 2017, VolitionRx Limited (the “Company”) appointed David Vanston as its Chief Financial Officer and Treasurer.  Concurrently with Mr. Vanston’s appointment, David Kratochvil resigned from his positions as Chief Financial Officer and Treasurer of the Company, having previously given notice to the Company on November 30, 2016 of his intention to resign from these positions with the Company effective from the earlier to occur of either May 31, 2017 or the appointment of and the transition of his responsibilities to his successor.  Mr. Kratochvil’s tender of his intention to resign was previously reported on a Form 8-K filed December 6, 2016.

Mr. Vanston, age 49, has over twenty years of financial management experience with a strong background as an international finance executive and a senior controller, including extensive experience in Sarbanes-Oxley compliance and implementation of successful change programs. Mr. Vanston joins the Company from Octo Telematics, a high-growth technology company based in Boston, where he was the Senior Controller for the U.S. business. Prior to joining Octo Telematics, Mr. Vanston held positions as Vice President of Excorp Medical, Inc., an early-stage company, Chief Financial Officer for GrowHow Ltd. and Vice President, Europe, Finance of Monster Worldwide, Inc. Mr. Vanston managed and oversaw the accounting, finance, tax, treasury, financial planning and analysis functions of each of the foregoing businesses. Mr. Vanston is a certified chartered accountant and holds an MBA from Warwick Business School.

Mr. Vanston entered into an employment agreement on April 10, 2017 with Volition Diagnostics UK Limited, a wholly-owned subsidiary of the Company (“Volition Diagnostics”).  Pursuant to the terms of such agreement, Mr. Vanston will serve as Chief Financial Officer and Treasurer of Volition Diagnostics.  Volition Diagnostics will, in turn, make available the services of Mr. Vanston, as Chief Financial Officer and Treasurer, to the Company and its other subsidiaries, pursuant to services agreements entered into by and between Volition Diagnostics and the Company and/or its subsidiaries.  Mr. Vanston’s employment agreement shall continue until terminated by either party providing not less than three months’ prior notice. In exchange for his services, Mr. Vanston shall receive, among other things (i) £12,500 GBP per month (approximately $15,600) from Volition Diagnostics; and (ii) a lump sum severance payment if terminated by Volition Diagnostics without cause (as per the agreement) equal to the salary that he would have received between the date of termination and the completion of a three-month notice period.

In connection with his employment, Mr. Vanston also received a grant of a stock option with a six year term, vesting in full on the one-year anniversary of the grant date, to purchase up to 100,000 shares of the Company’s common stock with an exercise price of $5.00 per share.

The foregoing description of the material terms of Mr. Vanston’s employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017.

A copy of the press release announcing the Company’s appointment of Mr. Vanston as its Chief Financial Officer and Treasurer is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press release of VolitionRx Limited dated April 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: April 12, 2017	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited dated April 11, 2017.